Exhibit 32.2

Section 1350 Certification

by James F. Lawler

In connection with the Quarterly Report on Form 10-Q of Innospec Inc. (the “Company”) for the period ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, James F. Lawler, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ James F. Lawler
James F. Lawler
Executive Vice President and Chief Financial Officer
May 10, 2006

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